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                                                                 EXHIBIT 10.24

                  TAX ALLOCATION AND INDEMNIFICATION AGREEMENT

         THIS TAX ALLOCATION AND INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of April 30, 1997, by and among GULFMARK INTERNATIONAL, INC., a Delaware corporation ("GulfMark"), GULFMARK OFFSHORE, INC., a Delaware corporation ("Spinco"), and ENERGY VENTURES, INC., a Delaware corporation ("EVI").

                              W I T N E S S E T H:

         WHEREAS, GulfMark, Spinco and EVI have entered into that certain Agreement and Plan of Distribution dated as of December 5, 1996 (the "Distribution Agreement"), pursuant to which, among other things, GulfMark will distribute to its stockholders all the outstanding stock of Spinco (the "Distribution");

         WHEREAS, GulfMark, Spinco, EVI and GulfMark Acquisition Co., a Delaware corporation and wholly-owned subsidiary of EVI ("Merger Sub"), have entered into that certain Agreement and Plan of Merger dated as of December 5, 1996 (the "Merger Agreement"), pursuant to which, among other things, immediately following the Distribution, GulfMark will merge with Merger Sub (the "Merger);

         WHEREAS, Section 7.3 of the Distribution Agreement provides that prior to the Distribution, GulfMark, Spinco and EVI will enter into a Tax Allocation Agreement acceptable in all respects to EVI and Spinco, which will set forth each party's rights and obligations with respect to payments and refunds, if any, of Taxes (as hereinafter defined) for periods before and after, and periods including, the Effective Date (as hereinafter defined) and related matters such as the filing of tax returns and the conduct of audits and other tax proceedings; and
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         WHEREAS, the parties to this Agreement desire to set forth their agreement in relation to their respective rights and obligations with respect to such matters relating to Taxes;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the parties hereto agree as follows:

         1. Definitions. The defined terms used in this Agreement shall have the following meanings:

                 "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. As used in this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of securities, by contract or otherwise.

                 "Agreement" shall have the meaning such term is given in the preamble of this Agreement.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of any subsequent federal Tax laws.

                 "Contribution" shall have the meaning such term is given in the third recital of the Distribution Agreement.

                 "Distribution" shall have the meaning such term is given in the first recital of this Agreement.





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                 "Distribution Agreement" shall have the meaning such term is given in the first recital of this Agreement.

                 "Effective Date" shall mean the time and date the Merger is effective.

                 "Election Notice" shall have the meaning such term is given in
Section 7(b)(ii)(A) of this Agreement.

                 "Ercon" shall mean the wholly-owned subsidiary of GulfMark, Ercon Development Corporation, and upon its merger into GulfMark, the Ercon division of GulfMark.

                 "EVI" shall have the meaning such term is given in the preamble of this Agreement.

                 "EVI Costs" shall mean any and all costs and expenses incurred by any Tax Indemnitee and relating to any Tax, or any matter related to any Tax, to which this Agreement relates (including, but not limited to, the preparation and/or review of any claim for refund or Tax Return covered by the provisions of Section 5 or 6 hereof and any preparation with respect to, or review, investigation, defense, prosecution, settlement or compromise of, any EVI Tax Claim controlled by EVI pursuant to this Agreement), such costs and expenses including, but not limited to, (i) any and all third party costs (including, without limitation, reasonable attorneys', accountants' and experts' fees and disbursements, settlement costs and court costs), and (ii) any and all direct costs and expenses relating to any Tax Indemnitee's personnel and support.

                 "EVI Tax Claim" shall have the meaning such term is given in
Section 7(b)(i) of this Agreement.





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                 "Financial Default" shall mean any of the following events:

                 (a) Spinco or any "Significant Affiliate" (as hereinafter defined) (i) makes a general assignment for the benefit of creditors;
         (ii) files a voluntary bankruptcy petition; (iii) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law; (iv) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in a proceeding of the type described in clauses (a)(i)--(iii) of this sentence; or (v) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of itself, or of all or any substantial part of its properties; or

                 (b) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that Spinco or any Significant Affiliate is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against Spinco or any Significant Affiliate, in each case under any foreign, federal or state bankruptcy or insolvency laws as now or hereafter in effect.

For purposes of this definition, the term "Significant Affiliate" means any Affiliate of Spinco (other than any individual) which, at the time a Financial Default occurs, has assets aggregating 10% or more of the consolidated assets of Spinco and its Affiliates (other than any individual) at that time, taken as a whole.

                 "Final Determination" shall mean (a)(i) a decision of the United States Tax Court, which has become final and non-appealable, or (ii) a judgment, decree or other





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order by another court or other tribunal with appropriate jurisdiction, which has become final and non-appealable; (b) a final and binding settlement or compromise with an administrative agency with appropriate jurisdiction, including, but not limited to, a closing agreement under Section 7121 of the Code; (c) any disallowance of a claim for refund or credit in respect to an overpayment of Tax, but only at such time as the period for timely filing of suit with respect to such disallowance has expired; or (d) any final disposition by reason of the expiration of all applicable statutes of limitations.

                 "GulfMark" shall have the meaning such term is given in the preamble of this Agreement.

                 "GulfMark Company" shall mean any corporation, partnership, limited liability company, association or other entity, excluding GulfMark and Ercon but specifically including Spinco, of which GulfMark, Ercon or any GulfMark Company now or at any time in the past owned, directly or indirectly, an ownership interest in (whether or not such ownership interest constituted control of the entity and whether or not such interest represented a passive or active investment), including, without limitation, those companies and entities described on Schedule A hereto.

                 "GulfMark Taxes" shall mean any and all Taxes to which GulfMark, Ercon or any GulfMark Company may be obligated relating to or arising from (i) the current or past operations or assets of GulfMark, Ercon or any GulfMark Company through the Effective Date, (ii) the Contribution and the Distribution, (iii) the Merger, (iv) any Tax Return filed by GulfMark, Ercon or any current or past GulfMark Company, (v) any Tax for which GulfMark or Ercon may be alleged to be liable by reason of being affiliated with any other Person for all periods prior to the Effective Date, (vi) property





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Taxes with respect to the assets of GulfMark, Ercon or any GulfMark Company for all periods prior to the Effective Date and (vii) any transfer Taxes or value added Taxes in connection with the transactions contemplated by the Contribution, the Distribution and the Merger.

                 "Independent Accounting Firm" shall mean Price Waterhouse LLP or such other independent accounting firm as may be mutually acceptable to EVI and Spinco.

                 "Merger" shall have the meaning such term is given in the second recital of this Agreement.

                 "Merger Agreement" shall have the meaning such term is given in the second recital of this Agreement.

                 "Merger Sub" shall have the meaning such term is given in the second recital of this Agreement.

                 "Person" shall mean a corporation, an association, a partnership, a joint venture, a trust, an organization, a business, an individual, or any other entity.

                 "Post-Closing Period" shall have the meaning such term is given in Section 2(a)(iii) of this Agreement.

                 "Pre-Closing Period" shall have the meaning such term is given in Section 2(a)(ii) of this Agreement.

                 "Significant Affiliate" shall have the meaning such term is given in the definition of Financial Default herein.

                 "Spinco" shall have the meaning such term is given in the preamble of this Agreement.





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                 "Spinco Tax Claim" shall have the meaning such term is given in Section 7(c) of this Agreement.

                 "Statement" shall have the meaning such term is given in
Section 6(c) of this Agreement.

                 "Straddle Period" shall have the meaning such term is given in
Section 2(b) of this Agreement.

                 "Tax Claim Notice" shall have the meaning such term is given in Section 7(b)(i) of this Agreement.

                 "Tax Indemnitee" and "Tax Indemnitees" shall have the respective meanings such terms are given in Section 2(a) of this Agreement.

                 "Tax Returns" shall mean all returns, declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes, and the term "Tax Return" means any one of the foregoing Tax Returns.

                 "Taxes" shall mean all federal, state, local, foreign and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, or other taxes, fees, assessments, customs, duties, levies, imposts, or charges of any kind whatsoever, together with any interest, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.





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         2.      Spinco Tax Indemnity.  (a)  Spinco shall be responsible for, shall pay or cause to be paid, and shall indemnify, defend and hold harmless EVI, GulfMark and their respective Affiliates, officers, directors, employees, agents and assigns (all of such Persons indemnified by Spinco under this Section 2 being collectively referred to herein as the "Tax Indemnitees" and individually referred to herein as a "Tax Indemnitee") from and against:

                          (i) any and all Taxes (including any and all GulfMark Taxes) relating to any consolidated federal income Tax Return of any "affiliated group" (as such term is defined in Section 1504 of the Code) of corporations which includes or included GulfMark, Ercon or any GulfMark Company (and any and all Taxes relating to any consolidated, combined, affiliated or unitary income or franchise Tax Return of any foreign, state or local taxing jurisdiction that requires or permits consolidated, combined, affiliated or unitary income or franchise Tax Returns of any affiliated group or groups of corporations which includes or included GulfMark, Ercon or any GulfMark Company) for any and all periods or portions thereof ending on or before the Effective Date (including, without limitation, any such Taxes relating to the income, business, activities, operations, property or assets of GulfMark, Spinco, Ercon and any GulfMark Company with respect to periods or portions thereof ending on or before the Effective Date and any such Taxes for which GulfMark, Spinco, Ercon or any GulfMark Company is or may be or become severally liable under Treasury Regulation Section 1.1502-6 or





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         1.1502-78(b)(2) or any similar provision under any applicable foreign, state or local law);

                          (ii) any and all Taxes (including any and all GulfMark Taxes) not otherwise described in, and covered by, Section 2(a)(i) above of, imposed on, or pertaining or attributable to, GulfMark, Spinco, Ercon or any GulfMark Company with respect to any period or portion thereof that ends on or before the Effective Date (a "Pre-Closing Period"), including, without limitation, any and all such Taxes relating to (A) the income, business, activities, operations, property or assets of GulfMark, Spinco, Ercon or any GulfMark Company with respect to any Pre-Closing Period, (B) the Distribution and (C) the Merger; and

                          (iii) any and all Taxes not otherwise described in, and covered by, Section 2(a)(i) and/or (ii) above of, imposed on, or pertaining or attributable to, any Tax Indemnitee with respect to any period or portion thereof that begins and ends after the Effective Date (a "Post-Closing Period") to the extent such Taxes relate to Spinco or any of its Affiliates.

                 (b) In the case of any Tax described in Section 2(a)(ii) above that pertains to any taxable period that begins on or before the Effective Date but does not end on or before the Effective Date (a "Straddle Period"), the portion of such Tax of, or pertaining or attributable to, GulfMark, Spinco, Ercon or any GulfMark Company for the Pre-Closing Period of such Straddle Period shall be determined in accordance with Section 4 hereof.





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         3.      EVI Tax Indemnity.  EVI shall be responsible for, shall pay or cause to be paid, and shall indemnify, defend and hold harmless Spinco from and against (i) any and all Taxes of, or pertaining or attributable to, GulfMark or Ercon for any Post-Closing Period. In the case of any Tax described in the preceding sentence and pertaining to any Straddle Period, the portion of such Tax of, or pertaining or attributable to, GulfMark or Ercon for the Post-Closing Period of such Straddle Period shall be the portion of such Tax that is not allocated to the Pre-Closing Period of such Straddle Period under
Section 4 hereof.

         4.      Allocation of Certain Taxes.

                 (a) EVI will, to the extent permitted by applicable law, elect with the appropriate taxing authorities to close the taxable periods of GulfMark and Ercon as of and including the Effective Date. In any case where applicable law does not require or permit such a taxable period of GulfMark or Ercon to be closed as of and including the Effective Date, any Tax described in
Section 2(b) hereof and pertaining to such Straddle Period shall be determined in accordance with the applicable provisions of Section 4(b) hereof.

                 (b) In the case of any Tax described in Section 2(b) hereof and pertaining to a Straddle Period (including any franchise Taxes described in Section 2(b) hereof (whether based on income, capitalization, debt and/or shares of stock authorized, issued or outstanding or otherwise) or any ad valorem Taxes described in Section 2(b) hereof), the portion of such Tax pertaining or attributable to GulfMark or Ercon for the Pre-Closing Period of such Straddle Period shall be determined on the basis of an interim closing of the books as of and including the Effective Date in accordance with





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the next two sentences of this Section 4(b).  For purposes of this Section
4(b), the liability for such Tax with respect to the Pre-Closing Period of a Straddle Period shall be the product of (i) such Tax for the entirety of such Straddle Period, multiplied by (ii) a fraction, the numerator of which is the hypothetical Tax for such Pre-Closing Period (determined on the basis of such interim closing of the books, without annualization) and the denominator of which is the sum of such numerator plus the hypothetical Tax for the Post-Closing Period of such Straddle Period (determined on the basis of such interim closing of the books, without annualization). The hypothetical Tax for any period shall in no case be less than zero.

         5.      Carryovers and Refunds.

                 (a) Any benefit (inclusive of any interest thereon) realized or arising in a Post-Closing Period and resulting from the carry forward of any Tax attribute of GulfMark or Ercon (including, without limitation, any net operating loss carry forward, net capital loss carry forward, credit carry forward or carry forward of any other Tax attributes) from a Pre-Closing Period to such Post-Closing Period shall be the property of Spinco and shall be retained by Spinco.

                 (b) If after the Effective Date, any Tax Indemnitee receives a refund of any Tax described in Section 2(a) hereof and pertaining to GulfMark or Ercon with respect to a Pre-Closing Period, then EVI shall cause to be paid to Spinco (within 15 calendar days after such receipt) the amount of such refund received together with any interest actually received thereon (net of any Taxes imposed on any Tax Indemnitee with respect thereto). If there is an adjustment to any such refund (or interest thereon), any payment or payments theretofore made between the parties hereto with





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respect to such refund (or interest thereon) pursuant to this Section 5(b)
shall be appropriately adjusted by means of a payment from Spinco to EVI or EVI to Spinco, as the case may be, within 15 calendar days after such adjustment.

                 (c) Any refund of Taxes (inclusive of any interest thereon) pertaining to GulfMark or Ercon and attributable to a Post-Closing Period shall be the property of GulfMark or Ercon, as the case may be, and EVI and shall be retained by GulfMark or Ercon, as the case may be and EVI (or, if applicable, promptly paid or cause to be paid by Spinco to EVI if any such refund (or interest thereon) is received by Spinco or any of its Affiliates).

                 (d) In applying the provisions of Section 5(b) and (c) hereof, any refund of Taxes described in Section 2(b) (and any interest thereon) for a Straddle Period of GulfMark or Ercon shall be allocated between the Pre-Closing Period, on the one hand, and the Post-Closing Period, on the other hand, in a manner consistent with the provisions of Section 4 hereof.

                 (e)      (i)     If reasonably requested by Spinco, and
subject to the last sentence of this Section 5(e)(i), EVI shall file, or, if appropriate, shall cause GulfMark or Ercon to file, a claim for refund of any Tax described in Section 2(a) hereof and pertaining exclusively to a period of GulfMark or Ercon ending on or before the Effective Date, provided that Spinco shall prepare, handle and prosecute any such claim (but shall keep EVI fully informed of any developments with respect to such claim) and Spinco shall bear any and all costs and expenses associated with filing and pursuing any such claim (including, without limitation, any EVI Costs in connection therewith, provided such EVI Costs shall have been incurred with the prior written approval of





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Spinco).  Any EVI Tax Claim or Spinco Tax Claim resulting from the filing or pursuit of such a claim for refund shall be governed by the provisions of
Section 7 hereof. If any dispute arises between EVI and Spinco concerning whether or not any item in any such claim for refund is reasonable, EVI shall be under no obligation to file, or to cause GulfMark or Ercon to file, such claim unless and until independent professional tax counsel mutually acceptable to both EVI and Spinco (or, in any case where EVI and Spinco are unable to agree upon independent professional tax counsel, the Independent Accounting
Firm) issues its written opinion to EVI and Spinco concluding that there is substantial authority for the Tax treatment claimed for such item in such claim. Spinco shall bear and pay the fees and other costs charged by such independent professional tax counsel or the Independent Accounting Firm, as the case may be, that issued such written opinion. Notwithstanding anything contained in this Section 5(e)(i) to the contrary, in no event shall EVI be under any obligation to file or prosecute, or to cause GulfMark or Ercon to file or prosecute, a claim for refund of any Tax described in Section 2(a)(ii) hereof and pertaining exclusively to a period of GulfMark or Ercon ending on or before the Effective Date to the extent that the granting of a refund with respect to such claim would cause, or could reasonably be expected to cause, an increase in any Tax pertaining to any Straddle Period of GulfMark or Ercon or any period of any Tax Indemnitee beginning and ending after the Effective Date.

                 (ii) EVI and Spinco shall jointly agree to file any claim for refund, and shall jointly prosecute any such claim for refund (by suit or otherwise), of any Tax described in Section 2(a) hereof and pertaining to any Straddle Period of GulfMark or Ercon; provided, however, that EVI and Spinco shall first attempt to separate such





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claim for refund into two claims, one involving the period or periods ending before, or on and including, the Effective Date (which claim for refund shall be governed by Section 5(e)(i) hereof), and the other involving the period or periods beginning and ending after the Effective Date (which claim for refund shall be subject to the exclusive control of EVI). If EVI and Spinco are not successful in separating such claim, EVI and Spinco shall cooperate in good faith with each other in defending or prosecuting such joint claims for refund and shall not compromise or settle such claim without the other's written consent. If EVI and Spinco cannot agree with respect to any matter involving any such joint claim for refund, EVI and Spinco shall jointly engage the Independent Accounting Firm to make its decision with respect to such matter, which decision shall be final and binding on the parties hereto. Each of Spinco and EVI shall bear and pay one-half of the fees and other costs charged by the Independent Accounting Firm. Notwithstanding anything contained in this
Section 5(e)(ii) to the contrary, in no event shall EVI be under any obligation to file or prosecute, or to cause GulfMark or Ercon to file or prosecute, any joint claim for refund of any Tax described in Section 2(a)(ii) hereof and pertaining to any Straddle Period of GulfMark or Ercon to the extent the granting of a refund with respect to such joint claim for refund would cause, or could reasonably be expected to cause, an increase in any Tax pertaining to a Post-Closing Period.

         6.      Preparation of Tax Returns.

                 (a) Spinco will cause GulfMark and Ercon to be included in, and will prepare or cause to be prepared at Spinco's expense, the consolidated federal income Tax Returns of GulfMark, Ercon and the GulfMark Companies (and will cause





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GulfMark and Ercon to be included in, and will prepare or cause to be prepared at Spinco's expense, the consolidated, combined, affiliated or unitary income and/or franchise Tax Returns of any foreign, state or local taxing jurisdiction that requires or permits consolidated, combined, affiliated or unitary income and/or franchise Tax Returns of an applicable group or groups of corporations which includes or include GulfMark or Ercon and one or more GulfMark Companies) for all periods or portions thereof ending on or before the Effective Date, including, without limitation, the period from January 1, 1997, through and including the Effective Date, and shall deliver a copy of each such Tax Return to EVI at least 30 calendar days prior to the due date (including any extension thereof) for filing such Tax Return, but not earlier than 15 calendar days following the close of the applicable taxable period covered by such Tax Return.

                 (b) Spinco will cause to be prepared at Spinco's expense each Tax Return (other than any Tax Return described in, and covered by, Section 6(a) hereof), covering a taxable period ending on or before the Effective Date (including, without limitation, any short taxable period Tax Return required or permitted to be filed for a short taxable period ending on the Effective Date) which is required to be filed for, by, on behalf of or with respect to GulfMark, Ercon or any GulfMark Company after the Effective Date and shall deliver a copy of such Tax Return to EVI at least 30 calendar days prior to the due date (including any extension thereof) for filing such Tax Return, but not earlier than 15 calendar days following the close of the applicable taxable period covered by such Tax Return.

                 (c)      With respect to each Tax Return (other than any Tax
Return





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described in the first sentence of Section 6(a) hereof) covering a Straddle
Period which is required to be filed for, by, on behalf of or with respect to GulfMark or Ercon after the Effective Date, EVI (i) shall cause to be prepared at EVI's expense each such Tax Return, and (ii) shall determine the portion of the Taxes shown as due on such Tax Return that is the responsibility of Spinco under Section 2 hereof, which determination shall be set forth in a statement ("Statement") prepared by EVI. EVI shall deliver a copy of such Tax Return and the Statement related thereto to Spinco at least 30 calendar days prior to the due date (including any extension thereof) for filing such Tax Return, but not earlier than 15 calendar days following the close of the applicable taxable period covered by such Tax Return.

                 (d) The amount of Taxes shown to be due on any Tax Return described in Section 6(a) or 6(b) hereof shall (for purposes of Section 6(e) hereof) be final and binding upon the parties hereto, unless EVI shall have delivered to Spinco (within 10 calendar days after the date of EVI's receipt of such Tax Return) a written report containing all changes that EVI proposes to make to such Tax Return. The amount of Taxes shown to be due on any Tax Return and the Statement related thereto described in Section 6(c) hereof shall (for purposes of Section 6(f) hereof) be final and binding upon the parties hereto, unless Spinco shall have delivered to EVI (within 10 calendar days after the date of Spinco's receipt of such Tax Return and the Statement related thereto) a written report containing all changes that Spinco proposes to make to such Tax Return and the Statement related thereto. EVI and Spinco shall undertake in good faith to resolve any issues raised in any such report prior to the due date (including any extension thereof) for filing such Tax Return and mutually to consent to the filing of





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such Tax Return and, if applicable, to agree on the determination to be set forth in the Statement related thereto, in which case the information and total amount of Taxes shown to be due on such agreed Tax Return or, if applicable, shown on such agreed Statement shall (for purposes of Section 6(e) hereof or Section 6(f) hereof, respectively) be final and binding on the parties hereto. In the event EVI and Spinco are unable to resolve any dispute by the earlier of
(i) 10 calendar days after the date of Spinco's receipt of written notice from EVI setting forth EVI's proposed resolution of such dispute, or (ii) 10 calendar days prior to the due date for filing of the Tax Return in question (including any extension thereof), EVI and Spinco shall jointly engage the Independent Accounting Firm to make its independent determination with respect to the item or items in dispute and the amount or amounts related thereto. Spinco shall bear and pay all of the fees and other costs charged by the Independent Accounting Firm with respect to disputes involving Tax Returns described in Section 6(a) or 6(b) hereof. Each of Spinco and EVI shall bear and pay one-half of the fees and other costs charged by the Independent Accounting Firm with respect to disputes involving Tax Returns described in
Section 6(c) hereof. If the Independent Accounting Firm is engaged, EVI and Spinco agree to provide, or cause to be provided, the Independent Accounting Firm with all books, records and other information relevant to the determination of the disputed items and the Independent Accounting Firm shall be instructed to make its determination as soon as possible. The Independent Accounting Firm's determination with respect to the Tax treatment of any disputed item shall be made on the basis of the Tax treatment for which the Independent Accounting Firm determines there is substantial authority (or, if there is substantial authority for two





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or more Tax treatments of such disputed item, the Tax treatment for which the weight of the authorities supporting such Tax treatment is most substantial in relation to the weight of authorities supporting the other Tax treatment or treatments). The determination of the Independent Accounting Firm shall (for purposes of Section 6(e) hereof or Section 6(f) hereof, as the case may be) be final and binding on the parties hereto. In any case where a disputed item has not been resolved (either by mutual agreement of the parties hereto or by a determination of the Independent Accounting Firm) prior to the due date (including any extension thereof) for filing such Tax Return, then EVI may resolve such item as it shall determine in its sole discretion and cause such Tax Return to be filed on the due date (including any extension thereof) for filing such Tax Return without the parties' mutual agreement or the Independent Accounting Firm's determination having occurred and without the consent of Spinco. Notwithstanding the filing of such Tax Return, (x) the Independent Accounting Firm shall make a determination with respect to any such disputed item, and (y) the amount of Taxes determined to be due with respect to such Tax Return or, if applicable, determined to be properly set forth on the Statement related to such Tax Return, shall (for purposes of Section 6(e) hereof or Section 6(f) hereof, respectively) be the amount of Taxes that would have been due on such Tax Return or, if applicable, be the amount of Taxes that would be properly set forth on the Statement related to such Tax Return, after giving effect to the Independent Accounting Firm's determination.

                 (e) In the case of each Tax Return described in Section 6(a) or 6(b) hereof, not later than five calendar days before the due date for payment of Taxes with respect to such Tax Return, Spinco shall cause to be paid to EVI an amount equal to





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the greater of (x) the total amount of Taxes shown as due on such Tax Return as prepared or caused to be prepared by Spinco (net of any payments made prior to the Effective Date in respect of such Taxes, whether as estimated Taxes or otherwise) or (y) in the event EVI has timely proposed that changes be made to such Tax Return, the total amount of Taxes that is shown as due on such Tax Return after giving effect to the resolution of disputed items by EVI, the parties' mutual agreement or the Independent Accounting Firm's determination (net of any payments made prior to the Effective Date in respect of such Taxes, whether as estimated Taxes or otherwise), as the case may be.

                 (f) In the case of each Tax Return described in Section 6(c) hereof, not later than five calendar days before the due date for payment of Taxes with respect to such Tax Return, Spinco shall pay to EVI an amount equal to the sum of (x) the lesser of (A) the total amount of Taxes shown on the Statement related to such Tax Return as being the responsibility of Spinco under Section 2 hereof (net of any payments made prior to the Effective Date in respect of such Taxes, whether as estimated Taxes or otherwise) or (B), in the event Spinco has timely proposed that changes be made to such Statement, the total amount of Taxes that are set forth or would be set forth on such Statement as being the responsibility of Spinco under Section 2 hereof after giving effect to the parties' mutual agreement reached or the Independent Accounting Firm's determination made at least five calendar days before the due date for payment of Taxes with respect to such Tax Return (net of any payments made prior to the Effective Date in respect of such Taxes, whether as estimated Taxes or otherwise), as the case may be, and (y) one-half of the amount of any EVI Costs incurred by EVI in connection with the preparation of such Tax Return and the Statement related thereto.

                 (g) To the extent, if any, that Spinco pays a greater amount of Taxes to EVI pursuant to the provisions of Section 6(e) or 6(f) hereof than is ultimately determined by the Independent Accounting Firm to be owed by Spinco, EVI shall pay such excess to Spinco not later than five calendar days after receiving the Independent Accounting Firm's determination thereof.

         7.      Tax Contests.

                 (a) Spinco shall have the sole and exclusive right (at its sole risk, cost and expense) to control the conduct of any audit, examination, investigation or administrative, court or other proceeding which could, if pursued successfully, result in or give rise to a claim for indemnification of any Tax Indemnitee by Spinco under this Agreement with respect to any Tax described in Section 2(a)(i) hereof. Spinco shall, however, promptly notify EVI if, in connection with any such audit, examination, investigation or administrative, court or other proceeding, any governmental authority makes (or proposes to make) any assessment or adjustment with respect to, or takes (or proposes to take) any action against, GulfMark or Ercon, which assessment, adjustment, or action could affect any Tax Indemnitee after the Effective Date (including, without limitation, any action taken or proposed to be taken by a governmental authority with respect to the collection from GulfMark or Ercon of any part of a deficiency under Treasury Regulation
Section 1.1502-6 or any similar provision under any applicable foreign, state or local law).

                 (b)      (i)     If a party hereto or any of its Affiliates
receives any written or oral communication with respect to any question, adjustment, assessment or pending or threatened audit, examination, investigation, or administrative, court or other proceeding which, if pursued successfully, could result in or give rise to, or could reasonably be expected to result in or give rise to, a claim for indemnification of any Tax Indemnitee by Spinco under this Agreement with respect to any Tax described in Section 2(a) hereof ("EVI Tax Claim"), then such party shall promptly notify the other parties hereto in writing ("Tax Claim Notice") of such EVI Tax Claim.

                          (ii)    EVI shall take or cause to be taken such
action in connection with contesting such EVI Tax Claim as Spinco shall reasonably request in writing from time to time, including the retention of counsel and experts as designated by Spinco (it being understood and agreed by the parties hereto that the terms of any such retention shall expressly provide that Spinco shall be solely responsible for the payment of any and all fees and disbursements of such counsel and any experts) and the execution of powers of attorney, provided that:

                                  (A) within 30 calendar days after Spinco receives or delivers, as the case may be, the Tax Claim Notice relating to such EVI Tax Claim (or such earlier date that any payment of the Taxes claimed is due from any Tax Indemnitee, but in no event sooner than five calendar days after Spinco receives or delivers such Tax Claim Notice), Spinco shall have notified EVI in writing ("Election Notice") that Spinco does not dispute its indemnity obligation under this Agreement and that Spinco elects to contest, and to control the defense or prosecution of, such EVI Tax Claim at its sole risk and sole cost and expense; and

                                  (B) if EVI is requested by Spinco to pay or cause to be paid the Tax claimed and sue for a refund, Spinco shall have advanced to EVI on an interest-free basis, the total amount of the Tax claimed; and

                                  (C)      Spinco shall reimburse EVI for any
                 EVI Costs resulting from any such request by Spinco, provided such EVI Costs shall have been incurred with the prior written approval of Spinco;

provided further, however, that if a Financial Default has occurred and is continuing at the time any Election Notice has been delivered by Spinco to EVI, or occurs at any time after any Election Notice has been delivered by Spinco to EVI, then EVI may (but shall not be required to) elect to exercise control of such EVI Tax Claim as provided in Section 7(b)(v) hereof.

                          (iii)   Subject to the provisions of Sections
7(b)(ii) and (v) hereof, Spinco shall have the right to defend or prosecute, at the sole cost, expense and risk of Spinco, such EVI Tax Claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by Spinco to a Final Determination; provided, however, that Spinco shall not, without EVI's prior written consent, enter into any compromise or settlement of such EVI Tax Claim that would adversely affect any of the Tax Indemnitees. So long as Spinco is diligently defending or prosecuting such EVI Tax Claim, EVI shall provide or cause to be provided to Spinco any information reasonably requested by Spinco that relates to such EVI Tax Claim, and shall otherwise cooperate with Spinco and its representatives in good faith in order to contest effectively such EVI Tax Claim. Spinco shall keep EVI informed of all developments and events relating to any such EVI Tax Claim (including, without limitation, providing to EVI copies of all written materials pertaining to any such EVI Tax Claim), and EVI or its authorized representatives shall be entitled, at EVI's expense, to participate in all conferences, meetings and proceedings relating to any such EVI Tax Claim.

                          (iv)    If, after actual receipt by EVI of the total
amount of a Tax claimed (pursuant to a EVI Tax Claim) that has been advanced by Spinco pursuant to Section 7(b)(ii)(B) hereof, the extent of the liability of Spinco hereunder with respect to such Tax claimed has been established by a Final Determination, EVI shall promptly pay or cause to be paid to Spinco any refund actually received by or actually credited to any Tax Indemnitee with respect to such Tax (together with any interest paid or credited thereon by the taxing authority and any recovery of legal fees from such taxing authority related thereto), except to the extent that any amounts are then owed by Spinco to any Tax Indemnitee under the provisions of this Agreement, the Distribution Agreement or the Merger Agreement.

                          (v)     With respect to any EVI Tax Claim, if:

                                  (A)      Spinco fails to deliver an Election
                 Notice to EVI within the period provided in Section 7(b)(ii)(A) hereof or, after delivery of such Election Notice, Spinco fails to comply with the provisions of Section 7(b)(ii)(B) hereof or fails to diligently defend or prosecute such EVI Tax Claim to a Final Determination; or

                                  (B) a Financial Default has occurred and is continuing at the time any Election Notice has been delivered by Spinco to EVI; or

                                  (C)      a Financial Default occurs at any
                 time after any Election Notice has been delivered by Spinco;

then in any such event, EVI shall at any time thereafter have the right (but not the obligation), at its election and in its sole and absolute discretion, to defend or prosecute, at the sole cost, expense and risk of Spinco, such EVI Tax Claim; provided, however, that at any time after delivery of written notice of such election to Spinco and before a Final Determination with respect to such EVI Tax Claim, EVI shall cause such defense or prosecution to be discontinued upon EVI's receipt of payment in immediately available funds from Spinco of the full amount of all Taxes claimed by the taxing authority, plus the full amount of all EVI Costs incurred on or before such discontinuance in connection with such defense or prosecution. EVI shall have full control of such defense or prosecution and such proceedings, including any settlement or compromise thereof. If requested by EVI, Spinco shall cooperate, and shall cause its Affiliates to cooperate, in good faith with EVI and its authorized representatives in order to contest effectively such EVI Tax Claim. Spinco may attend, but not participate in or control, any defense, prosecution, settlement or compromise of any EVI Tax Claim controlled by EVI pursuant to this Section 7(b)(v) and shall bear its own costs and expenses with respect thereto. In the case of any EVI Tax Claim that is defended or prosecuted by EVI, EVI shall, from time to time, be entitled to current payment from Spinco with respect to EVI Costs incurred in connection with such defense or prosecution.

                          (vi)    In the case of any EVI Tax Claim that is
defended or prosecuted to a Final Determination by Spinco pursuant to the terms of this Section 7(b), Spinco shall pay to EVI in immediately available funds the full amount of any Taxes arising or resulting from or incurred in connection with such EVI Tax Claim within 10 calendar days after such Final Determination. In the case of any EVI Tax Claim that is defended or prosecuted to a Final Determination by EVI pursuant to the terms of this Section 7(b), Spinco shall pay to EVI in immediately available funds the full amount of any Taxes arising or resulting from or incurred in connection with such EVI Tax Claim, together with the EVI Costs incurred in connection therewith that have not theretofore been paid by Spinco to EVI, within 10 calendar days after such Final Determination. In the case of any EVI Tax Claim not covered by the two preceding sentences, Spinco shall pay to EVI in immediately available funds the full amount of any Taxes arising or resulting from or incurred in connection with such EVI Tax Claim at least 10 calendar days before the date payment of such Taxes is due from any Tax Indemnitee, except where payment of such Taxes is sooner required under the provisions of Section 7(b)(ii) hereof or the first sentence of Section 7(b)(v) hereof, in which case payment of such Taxes (and EVI Costs to the extent provided in the first sentence of Section 7(b)(v) hereof) shall be made within the time and in the manner provided in Section 7(b)(ii) hereof or the first sentence of Section 7(b)(v) hereof, respectively.

                 (c) Spinco shall promptly notify EVI in writing upon receipt by Spinco or any of its Affiliates of any written or oral communication with respect to any question, adjustment, assessment, pending or threatened audit, examination, investigation, or administrative, court or other proceeding which could, if pursued successfully, result in or give rise to a claim for indemnification of Spinco by EVI under this Agreement ("Spinco Tax Claim").
EVI shall have the sole and exclusive right at EVI's expense to represent GulfMark's and Ercon's interests in any audit, examination, investigation or administrative, court or other proceeding relating to a Spinco Tax Claim, to employ counsel of its choice and otherwise to control the conduct of such audit, examination, investigation or proceeding in such manner as it deems fit in its sole and absolute discretion, including, without limitation, any settlement, compromise or other disposition thereof. Spinco agrees that upon request from EVI, Spinco will cooperate, and will cause its personnel, Affiliates and personnel of its Affiliates to cooperate fully with EVI and its counsel in connection with the preparation for, or defense, prosecution, settlement or compromise of, any such audit, examination, investigation or proceeding pertaining or attributable to GulfMark or Ercon with respect to any Post-Closing Period.

         8. Cooperation. Spinco shall grant or cause to be granted to EVI or EVI's representatives access at all reasonable times to all of the information, books and records relating to GulfMark, Ercon or any GulfMark Company within its possession or control (including, without limitation, Tax work papers, Tax Returns and correspondence with Tax authorities), including the right to take extracts therefrom and make copies thereof at EVI's expense, to the extent reasonably necessary in connection with Taxes to which this Agreement, the Distribution Agreement or the Merger Agreement applies and shall furnish the assistance and cooperation of such personnel of Spinco and its Affiliates as EVI may reasonably request in connection therewith. EVI shall grant or cause to be granted to Spinco or Spinco's representatives access at all reasonable times to all of the information, books and records relating to GulfMark, Ercon or any GulfMark Company within EVI's possession or control for periods ending on or before the Effective Date (including, without limitation, Tax work papers, Tax Returns and correspondence with Tax authorities), including the right to take extracts therefrom and make copies thereof at Spinco's expense, to the extent reasonably necessary in connection with Taxes to which this Agreement, the Distribution Agreement or the Merger Agreement applies and shall furnish the assistance and cooperation of such personnel of GulfMark and Ercon as Spinco may reasonably request in connection therewith. Without limiting the generality of the foregoing provisions of this Section 8, EVI and Spinco shall cooperate and consult in good faith with each other during the course of the preparation of foreign, federal, state and local income Tax Returns of or including GulfMark, Ercon or any GulfMark Company for periods including, or ending on or before, the Effective Date and for periods after the Effective Date, and to the extent appropriate, shall use their respective best efforts to agree on the inclusion of items of income, deduction, gain, loss and credit for each of such periods so as to properly reflect such items attributable to such periods. Any information obtained by a party hereto or its Affiliates from another party hereto or its Affiliates in connection with any Tax matters to which this Agreement, the Distribution Agreement or the Merger Agreement applies shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding. Except as expressly provided otherwise in this Agreement, each of EVI and Spinco shall bear and pay its own costs and expenses incurred in connection with performing its obligations under this Agreement.

         9. Termination of Tax Sharing Agreements. Except as expressly provided in this Agreement, any and all Tax allocation agreements, Tax sharing agreements, intercompany agreements or other agreements or arrangements, between either of GulfMark or Ercon and Spinco and/or any of Spinco's Affiliates and relating to any Tax matters shall be terminated with respect to GulfMark and Ercon as of the day before the Effective Date, and from and after the Effective Date, neither GulfMark nor Ercon shall be obligated to make any payment to Spinco or any of Spinco's Affiliates pursuant to any of such agreements or arrangements.

         10. Survival. Anything to the contrary in this Agreement, the Distribution Agreement or the Merger Agreement notwithstanding, the parties' representations, warranties, covenants, agreements, rights and obligations with respect to any Tax covered by this Agreement, the Distribution Agreement or the Merger Agreement shall survive the Effective Date and shall not terminate until 20 calendar days after the expiration of all statutes of limitations (including any and all extensions thereof) applicable to such Tax, or the assessment thereof; provided, however, that:

                 (a) any Tax Indemnitee's right to receive indemnity in respect of any Tax as to which notice thereof has been delivered to, or received from, Spinco prior to the termination of any representation, warranty, covenant, agreement or obligation of Spinco relating to such Tax, and

                 (b) any Tax Indemnitee's right to initially assert a claim for indemnification in respect of a breach of any representation, warranty, covenant, agreement or obligation of Spinco with respect to any Tax covered by this Agreement, shall survive such termination.

         11. Arbitration. Any disputes, claims or controversies connected with, arising out of, or related to, this Agreement (other than any such dispute, claim or controversy with respect to which the procedure or mechanism for resolving the same is otherwise provided in this Agreement, which dispute, claim or controversy shall be resolved in accordance with such procedure or mechanism) and the rights and obligations created herein, or the breach, validity, existence or termination hereof, shall be settled by arbitration to be conducted in accordance with the Commercial Rules of Arbitration of the American Arbitration Association, except as such Commercial Rules may be changed by this Section 11. The disputes, claims or controversies shall be decided by three independent arbitrators (that is, arbitrators having no substantial economic or other material relationship with the parties), one to be appointed by Spinco and one to be appointed by EVI within 14 days following the submission of the claim to the parties hereto and the third to be appointed by the two so appointed within 5 days. Should either party refuse or neglect to join in the timely appointment of the arbitrators, the other party shall be entitled to select both arbitrators. Should the two arbitrators fail timely to appoint a third arbitrator, either party may apply to the Chief Judge of the United States District Court for the Southern District of Texas to make such appointment. The arbitrators shall have 90 days after the selection of the third arbitrator within which to allow discovery, hear evidence and issue their decision or award and shall in good faith attempt to comply with such time limits; provided, however, if two of the three arbitrators believe additional time is necessary to reach a decision, they may notify the parties and extend the time to reach a decision in 30-day increments, but in no event to exceed an additional 90 days. Discovery of evidence shall be conducted expeditiously by the parties, bearing in mind the parties desire to limit discovery and to expedite the decision or award of the arbitrators at the most reasonable cost and expense of the parties. Judgment upon an award rendered pursuant to such arbitration may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award, and an order of enforcement, as the case may be. The place of arbitration shall be Houston, Texas. The decision of the arbitrators, or a majority thereof, made in writing, shall be final and binding upon the parties hereto as to the questions submitted, and each party shall abide by such decision. Notwithstanding the provisions of this Section 11, no party shall be prohibited from seeking injunctive relief pending the completion of any arbitration. The costs and expenses of the arbitration proceeding, including the fees of the arbitrators and all costs and expenses, including legal fees and witness fees, incurred by the prevailing party, shall be borne by the losing party.

         Solely for purposes of injunctive relief, orders in aid of arbitration and entry of the arbitrator's award:

                 (a) each of the parties hereto irrevocably consents to the non-exclusive jurisdiction of, and venue in, any state court located in Harris County, Texas or any federal court sitting in the Southern District of Texas in any suit, action or proceeding seeking injunctive relief, arising out of or relating to this Agreement or any of the other agreements contemplated hereby and any other court in which a matter that may result in a claim for indemnification hereunder by a Tax Indemnitee may be brought with respect to any claim for indemnification by a Tax Indemnitee;

                 (b) each of the parties hereto waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding seeking injunctive relief, orders in aid of arbitration or entry or an arbitration order arising out of or relating to this Agreement or any of the other agreements contemplated hereby brought in any state court located in Harris County, Texas or any federal court sitting in the Southern District of Texas or any other court in which a matter that may result in a claim for indemnification hereunder by a Tax Indemnitee may be brought with respect to any claim for indemnification by a Tax Indemnitee, and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; and

                 (c) each of the parties hereto irrevocably designates, appoints and empowers CT Corporation System, Inc. and any successor thereto as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any suit, action or proceeding arising out of or relating to this Agreement or any of the other agreements contemplated hereby.

         12. Conflict. In the event of a conflict between the provisions of this Agreement and the provisions of the Distribution Agreement or the Merger Agreement, the provisions of this Agreement shall control.

 13. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed given if actually received, if delivered personally or if delivered by courier or overnight delivery service with proof of delivery or if delivered by certified or registered mail, postage prepaid, return receipt requested, addressed in all of the foregoing cases as set forth below, or if delivered by facsimile at the facsimile number set forth below, with confirmation delivered promptly thereafter (in a manner as previously set forth in this sentence):

                 If to EVI or GulfMark:

                 Energy Ventures, Inc.
                 5 Post Oak Park, Suite 1760
                 Houston, Texas 77027

                 Attention:  Bernard J. Duroc-Danner

                 If by facsimile, to: (713) 297-8488

                 If to Spinco:

                 GulfMark Offshore, Inc.
                 5 Post Oak Park, Suite 1170
                 Houston, Texas 77027

                 Attention:  Frank R. Pierce

                 If by facsimile, to: (713) 973-9796

         14. Assignability and Parties in Interest. This Agreement shall not be assignable by either of the parties hereto or any successor or permitted assignee, without the consent of the other party (such consent not unreasonably to be withheld), except that after the Effective Date EVI or any successor or permitted assignee may assign its rights, including, without limitation, its rights to indemnification, under this Agreement to one or more Affiliates, and upon each such assignment such Affiliate or Affiliates shall be deemed to succeed to the rights of EVI hereunder, provided, however, that any assignment shall not relieve EVI of liability hereunder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees.

         15. Governing Law. This Agreement shall be governed and construed and enforced in accordance with the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Texas.

         16. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

         17. Complete Agreement; Time is of the Essence. This Agreement, the Distribution Agreement and the Merger Agreement and the exhibits and schedules hereto and thereto contain the entire agreement between the parties hereto and thereto with respect to the transactions contemplated hereby and thereby and supersede all previous oral and written and all contemporaneous oral negotiations, commitments, representations, writings and understandings. Time is of the essence hereof.

         18. Modifications, Amendments and Waivers. No term or provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of each of the parties hereto. The failure of either party at any time or times to require performance of any term or provision hereof shall in no manner affect the right to enforce such term or provision. No waiver by either party of compliance with any term, provision or covenant, or of the breach of any term, provision, covenant, representation or warranty, contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of the breach of any such term, provision, covenant, representation or warranty, or a waiver of compliance with any other term, provision or covenant or of the breach of any other term, provision, covenant, representation or warranty.

         19. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         20. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

         21. Remedies Cumulative. Except as otherwise provided in Section 12 hereof, the remedies provided in this Agreement, the Distribution Agreement and the Merger Agreement shall be cumulative and shall not preclude the assertion by any party hereto or third party beneficiary hereof of any other rights or the seeking of any other remedies against any other party hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                        GULFMARK INTERNATIONAL, INC.


                                        By: /s/ FRANK R. PIERCE
                                        Printed Name: FRANK R. PIERCE
                                        Printed Title: EXEC. VICE PRESIDENT

                                                                      "GULFMARK"

                                        GULFMARK OFFSHORE, INC.



                                        By: /s/ FRANK R. PIERCE
                                        Printed Name: FRANK R. PIERCE
                                        Printed Title: EXEC. VICE PRESIDENT

                                                                        "SPINCO"



                                        ENERGY VENTURES, INC.
                                        By: /s/ JAMES G. KILEY
                                        Printed Name: JAMES G. KILEY
                                        Printed Title: VICE PRESIDENT

                                                                           "EVI"

                                                                      SCHEDULE A

                               GULFMARK COMPANIES

             Name of Subsidiary or Organization                               State or Country of Incorporation
             ----------------------------------                               ---------------------------------
   GulfMark Offshore, Inc.                                                                 Delaware

   Gulf Offshore N.S. Ltd.                                                              United Kingdom

   GulfMark North Sea Ltd.                                                              United Kingdom

   Dianne Operating Ltd.                                                                United Kingdom

   Gulf Marine Far East PTE, Ltd.                                                         Singapore

   Gulf Offshore Marine International, Inc.                                                 Panama

   Gulf Offshore Far East Inc.                                                              Panama

   SeaMark, Ltd. Inc.                                                                       Panama

   Gulf Marine do Brazil, Ltda.                                                             Brazil

   Semaring Logistics (M) Sdn. Bhd.                                                        Malaysia

   Chalvoyage (M) Sdn. Bhd.                                                                Malaysia

   Gulf Offshore Shipping Services Inc.                                                     Panama